Exhibit 99.1

Marchex Announces Second Quarter 2025 Results

SEATTLE, WA – August 12, 2025 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of AI and conversational intelligence to drive operational excellence and revenue acceleration, today announced its financial results for the second quarter ended June 30, 2025.

Q2 2025 Financial Highlights

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GAAP revenue was $11.7 million for the second quarter of 2025, compared to $12.1 million for the second quarter of 2024.
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Net income was $0.1 million for the second quarter of 2025 or $0.00 per diluted share, compared to a net loss of $0.8 million or $(0.02) per diluted share for the second quarter of 2024.
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Adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") was a gain of $0.6 million for the second quarter of 2025, compared to a gain of $0.3 million for the second quarter of 2024. Adjusted EBITDA for the second quarter of 2025 includes $0.1 million of reorganization costs and excluding these amounts would result in an Adjusted EBITDA gain of $0.7 million.
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Adjusted non-GAAP income per share for the second quarter of 2025 was $0.02, compared to a loss per share of ($0.01) for the second quarter of 2024.

Edwin Miller, Chief Executive Officer ("CEO") of Marchex, commented, “The second quarter represented continued progress toward making 2025 an inflection point for our company. Based on continued technical and product developments, the second quarter saw us accelerate our investment transition into go forward growth initiatives. Additionally, we improved quarterly Adjusted EBITDA, net of reorganization costs, by nearly $1 million over the first quarter of 2025.”

Continued Miller, “Period to period there may be some financial variability based on timing with the new Engage platform migration completion (formerly ‘OneStack’), but our technology and platform progress is leading to increasing operating and cost efficiencies. Collectively, we believe these benefits will accrue to more growth opportunities, gross margin expansion and operating leverage, which also means we can look to increase investment in sales, marketing, and product innovations as we move into 2026.”

THE FOLLOWING FORWARD-LOOKING LOOKING STATEMENTS REFLECT MARCHEX’S EXPECTATIONS AS OF AUGUST 12, 2025

Marchex currently anticipates that both Revenue and Adjusted EBITDA will sequentially increase in the third quarter of 2025 as compared to the second quarter of 2025, with Adjusted EBITDA potentially increasing by more than 50% over second quarter levels.

Marchex also currently anticipates that both Revenue and Adjusted EBITDA will be sequentially lower in the fourth quarter of 2025 as compared to the third quarter of 2025, due to the revenue impacts of certain customers not migrating, anticipated seasonality, and current macroeconomic factors, which it is anticipated will delay the achievement of Marchex’s annual Revenue and Adjusted EBITDA run rate goals previously set for 2025.

Added Miller, “Throughout 2025, we have seen operating efficiency benefits begin to highlight the magnitude of our operating leverage, but we have also had to overcome migration revenue dilution, largely based on the timing and success of moving more than 1,000 customers to our new Engage platform throughout 2025, the vast majority of which has been completed. This does have short-term impacts on Revenue, including ancillary factors such as the timing of new sales launches or product utilization. Without these impacts, we would be seeing even higher sequential Revenue and Adjusted EBITDA progress. With that noted, the new Engage platform is a critical company accomplishment, representing a strategically key foundational element of our plan to support a market leading, vertically-focused conversational AI company with a growth path to more than $100 million in annualized revenue over time. With our belief that these primary migration initiatives will be completed by year end, we believe this bodes well for 2026, when sales will be in a position to accelerate on top of the substantial operating cost efficiencies achieved throughout 2025.”

As noted in our first quarter earnings release (the “Q1 Release”), the current macroeconomic environment continues to bring increased uncertainty with customers and prospects. Furthermore, new federal tariffs on imports have begun to have an adverse impact on various industries and vertical markets in which the Company operates, including automotive and auto services. These conditions make predicting actual 2025 performance and timing more difficult. The Company will continue to execute on its 2025 strategic plan, which it believes will lead to more success with new sales to existing and new customers, but acknowledges these conditions raise increased uncertainty regarding customer impacts, and as a result its actual financial results may be more variable in terms of revenue and adjusted EBITDA as reflected above.

2025 Business Update and Recent Strategic Product and Operational Expansion

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Strategic Product Launches and Sequential Accelerants: Over the course of 2025, Marchex is significantly expanding its product platform availability for customers and prospects. During the second quarter, Marchex launched its new unified user interface across Marchex’s product suite, launched new vertical AI capabilities, and began testing and development of other new products and features, many of which will be launched during the balance of 2025.
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Gross Profit Margin Expansion: As the company realizes additional SaaS software revenue, increased sales of new products, and continued efficiency from its investments in cloud infrastructure and platform integration, Marchex continues to anticipate meaningful gross margin expansion into the future.
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New Expanded Partnership with FordDirect: Marchex recently announced an expanded partnership with FordDirect for its Engage for Sales and Service product offering. The new relationship includes multi-year access to its more than 3,000 franchised dealers for Marchex’s dealer-facing products. This relationship significantly expands the reach of Marchex’s dealer products and gives Ford dealers and retailers unmatched insights into customer interactions, helping drive revenue performance and customer and dealer satisfaction.
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New AI-Powered Conversational Intelligence Solutions for the Health Care Industry Launched: Marchex continues to expand its industry-leading vertical solutions with recent advancements in AI-driven sentiment analysis and the release of its Health Care solutions, to deliver compliant operational intelligence from patient conversations. Designed for health systems and ambulatory care facilities, the latest release introduces a new healthcare-specific AI solution that identifies patient intent and outcome types, and topics for emerging care needs. Marchex’s offerings are tailored to the needs of each key vertical, allowing Marchex to provide prescriptive analytics uniquely calibrated to each industry’s omnichannel conversational trends.
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Channel Expansion and One-to-Many Sales Opportunities: As noted in the Q1 Release, Marchex has launched its initial product into the Microsoft Azure Marketplace and AppSource. By transacting via Azure’s global cloud platform, Marchex anticipates it can unlock new sales channels and reach a broader enterprise audience. The Company also expects to launch new products into additional Marketplaces along with other significant integration partners and channel partners throughout 2025 and into 2026.

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Product Awards: Marchex Engage for Auto Sales and Service recently won the “2025 AI Agent Product of the Year Award” by TMC, a global integrated media company. Marchex Engage for Auto Sales & Service is purpose-built for automotive dealerships and service centers, combining conversation AI and industry-specific intelligence to turn everyday conversations into revenue-generating actions. This award honors groundbreaking AI innovations that elevate performance and deliver outstanding business results across industries and functions.
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New Company Website: Marchex launched its new corporate website during the second quarter of 2025. The new customer-facing brand reinforces the dynamic characteristics of Marchex new AI-driven product suite for Fortune 500 businesses and more in some of the largest vertical markets.

Additional New Growth Initiatives Planned for 2025

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Technology, Product, and Feature Expansion: Marchex anticipates significantly expanding its award-winning suite of AI-powered conversational intelligence solutions throughout 2025 and into 2026, as noted in the Q1 Release. New solutions include:
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AI Benchmarking: Marchex expects to launch shortly its AI Benchmarking to all customers on the Company’s new UI. This will include industry-specific sales and marketing insights driven from real-time customer conversations across the vertical markets for Fortune 500 companies and other customers.
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AgentAI Optimizer: In the coming months, Marchex expects to launch its AgentAI Optimizer, which prescriptively analyzes the performance and effectiveness of third-party AI-Agents for Fortune 500 businesses and other customers.
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Marchex GPT: In the second half of 2025, the Company expects to launch Marchex GPT, which is its business-specific, large language model capabilities that enables Fortune 500 and other businesses to effectively search their own structured data.

Miller concluded, “Marchex is one of the few public AI-powered conversational intelligence companies which is part of a transformative market opportunity and is also generating positive Adjusted EBITDA while increasing investment in customers and products. With the collective benefit of our recent technology, platform and product progress, we have a meaningful opportunity to deliver increased value to our customers, which is what is driving our expanding sales pipeline. As we execute through the balance of 2025 and into 2026, we believe that we are well positioned to successfully deliver on our go forward strategic and financial goals.”

Management will hold a conference call, starting at 5:00 p.m. Eastern Time on Tuesday, August 12, 2025, to discuss its second quarter 2025 financial results and other Company updates. Access to the live webcast of the conference call will be available online from the Investor Relations section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration. Marchex enables sales, marketing, service, operations, and executive teams to optimize customer journey experiences across omnichannel communication channels. Through our prescriptive analytics solutions, we enable the alignment of enterprise strategy, empowering businesses to increase revenue through informed decision-making and strategic execution. Marchex provides conversational intelligence AI-powered solutions for market-leading companies in leading B2B2C vertical markets, including several of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on X, where Marchex discloses material information from time to time about the Company, its financial information, and its business.

Forward-Looking Statements

This earnings release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this earnings release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the Securities and Exchange Commission. All of the information provided in this release is as of August 12, 2025, and Marchex undertakes no duty to update the information provided herein.

In the event the earnings release contains links to third party websites or materials, the links are provided solely as a convenience to the user. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including adjusted EBITDA and adjusted non-GAAP income (loss) per share. Financial analysts and investors may use adjusted EBITDA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used earnings per share related measures, along with other measures, to estimate the value of a Company, to make informed investment decisions, and to evaluate a Company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs. Adjusted EBITDA is a metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets have been based and by which Marchex's management has been evaluated. This measure is used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful information regarding the Company's liquidity and ability to fund its operations and financing obligations.

Adjusted non-GAAP income (loss) per share represents adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) amortization of intangible assets from acquisitions, and (4) interest (income) expense and other, net.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the Company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Email: pr@marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In Thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$11,655	$12,074	$23,058	$23,646
Expenses:
Cost of revenue (1)	4,058	4,152	8,246	8,566
Amortization of capitalized software development costs	10	—	10	—
Total cost of revenue (1)	4,068	4,152	8,256	8,566
Sales and marketing (1)	3,165	2,742	6,431	5,529
Product development (1)	2,501	3,223	5,173	6,468
General and administrative (1)	2,457	2,528	5,604	4,817
Amortization of intangible assets from acquisitions	—	151	—	301
Total operating expenses	$12,191	$12,796	$25,464	$25,681
Loss from operations	(536)	(722)	(2,406)	(2,035)
Interest income (expense) and other, net	626	(31)	623	(109)
Income (loss) before income tax expense	90	(753)	(1,783)	(2,144)
Income tax expense	5	3	114	62
Net income (loss) applicable to common stockholders	$85	$(756)	$(1,897)	$(2,206)
Basic and diluted net income (loss) per Class A and Class B share applicable to common stockholders	$0.00	$(0.02)	$(0.04)	$(0.05)

Shares used to calculate basic net income (loss) per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	39,241	38,403	39,151	38,398
Shares used to calculate diluted net income (loss) per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	43,902	43,064	43,812	43,059
(1) Includes stock-based compensation allocated as follows:
Cost of revenue	$2	$3	$3	$6
Sales and marketing	172	88	196	176
Product development	78	14	105	22
General and administrative	304	332	707	666
Total	$556	$437	$1,011	$870

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In Thousands)

	(Unaudited)
	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$10,491	$12,767
Accounts receivable, net	7,561	7,072
Prepaid expenses and other current assets	3,043	2,439
Total current assets	21,095	22,278
Property and equipment, net	1,736	1,811
Other assets, net	768	397
Right-of-use lease assets	827	1,156
Goodwill	17,558	17,558
Total assets	$41,984	$43,200
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,920	$1,349
Accrued benefits and payroll	992	2,133
Other accrued expenses and current liabilities	3,684	4,197
Deferred revenue and deposits	806	1,093
Operating lease liability, current	330	495
Total current liabilities	8,732	9,267
Deferred tax liabilities	658	579
Operating lease liability, non-current	551	721
Total liabilities	9,941	10,567
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	393	390
Additional paid-in capital	359,676	358,372
Accumulated deficit	(328,075)	(326,178)
Total stockholders’ equity	32,043	32,633
Total liabilities and stockholders’ equity	$41,984	$43,200

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) applicable to common stockholders	$85	$(756)	$(1,897)	$(2,206)
Interest (income) expense and other, net	(626)	31	(623)	109
Income tax expense	5	3	114	62
Amortization of intangible assets from acquisitions	—	151	—	301
Amortization of capitalized software development costs	10	—	10	—
Depreciation and amortization	618	385	1,250	708
Stock-based compensation	556	437	1,011	870
Adjusted EBITDA	$648	$251	$(135)	$(156)

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Income (Loss) per Share to Adjusted Non-GAAP Income (Loss)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) per share applicable to common stockholders, diluted	$0.00	$(0.02)	$(0.04)	$(0.05)
Stock-based compensation	0.01	0.01	0.02	0.02
Amortization of intangible assets from acquisitions	—	—	—	0.01
Interest income (expense) and other, net	0.01	—	0.01	—
Adjusted non-GAAP income (loss) per share	$0.02	$(0.01)	$(0.01)	$(0.02)
Shares used to calculate diluted net income (loss) per share applicable to common stockholders (GAAP) and adjusted non-GAAP income (loss) per share	43,902	43,064	43,812	43,059

(1)
For the purpose of computing the number of diluted shares for adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.